Exhibit 4.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

dated as of September 15, 2005

between

EMPRESA DISTRIBUIDORA y COMERCIALIZADORA NORTE S.A.,

DOLPHIN ENERGÍA S.A.

and

EDF INTERNATIONAL S.A.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of September 15, 2005, between Empresa Distribuidora y Comercializadora Norte S.A., a sociedad anómima organized under the laws of Argentina (the “Company”), Dolphin Energia S.A., a sociedad anómima organized under the laws of Argentina (“Dolphin”) and EDF International S.A., a société anonyme organized under the laws of the Republic of France (“EDFI”). Each of the Company, EDFI and Dolphin may be referred to as a “Party” and collectively they may be referred to as the “Parties”.

WITNESSETH:

WHEREAS, the Company, Dolphin and EDFI and have entered into a purchase agreement, dated as of June 10, 2005 (the “Purchase Agreement”), pursuant to which, upon the closing of the transactions contemplated thereunder, Dolphin and certain other parties, directly and indirectly, will have acquired, from EDFI among other things, 14% of the issued and outstanding Class B Shares of the Company, and EDFI will retain ownership of 25% of the Class B Shares of the Company;

WHEREAS, as an inducement to EDFI entering into the Purchase Agreement, EDFI and Dolphin have required that the Company agree, and the Company has agreed, to provide the rights set forth in this Agreement; and

WHEREAS, the consummation of the Closing (as such term is defined in the Purchase Agreement) is conditioned upon, among other things, the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1.                              Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

1.2.                              Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, disclosure of which, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect and would comply with English Law (including so that it would contain all necessary information as defined in Section 87A of the FSMA) or French Law, as applicable; (ii) would not be required to be made at such time but for the filing or publication of such Registration Statement; and (iii) would have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

“Affiliates” has the meaning set forth in the Shareholders Agreement dated the date hereof among Dolphin, Electricidad Argentina S.A. and EDFI.

“Agreement” has the meaning set forth in the preamble hereto.

“AMF” means the French Autorité des marchés financiers or any successor thereto.

“Argentina” means the Republic of Argentina.

“Board” means the Board of Directors or other supervisory committee or body of the Company or any other entity, as applicable.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, Buenos Aires, Paris or London are authorized or obligated to be closed.

“Capital Stock” means at any time all of the issued and outstanding capital stock of the Company, which as of the date hereof is composed of class A shares, Class B Shares, and class C shares.

“Class B Shares” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Company Sale” has the meaning set forth in Section 2.2(a).

“Demand Notice” has the meaning set forth in Section 2.1(c).

“Demand Period” has the meaning set forth in Section 2.1(d).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Demand Suspension” has the meaning set forth in Section 2.1(c).

“Depositary Shares” means American Depositary Shares, Global Depositary Shares or other securities representing Ordinary Shares.

“English Law” means any Statute, Act, Order, rule or regulation enacted by any English governmental authority or agency or stock exchange, including, without limitation, FSMA and the rules of the Financial Services Authority, whether in its capacity as the UK Listing Authority or otherwise, and the rules of the LSE and the Admission and Disclosure Standards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“French Law” means any Statute, Act, Order, rule or regulation enacted by any French governmental authority or agency, including, without limitation, the rules of the French Listing Authority as well as any rules and regulations of the European Union applicable to the listing of securities in France, including, but not limited to, the 2005 European Union Prospectus Directive.

“French Listing Authority” means Euronext Paris S.A. or any successor thereto.

“French Offer” means an offer or invitation to persons in France to acquire Registrable Securities.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FSE” means the French Stock Exchange.

“Holder” means any of EDFI, Electricidad Argentina S.A. (“EASA”) or Dolphin or any of their respective Affiliates, assigns, designees or transferees, in each case to the extent they beneficially own Registrable Securities.

“IPO” means the initial public offering to the general public of equity securities (a) issued by the Company or a Subsidiary Registrant, (b) registered in Argentina, the United States, or any other recognized international securities exchange designated by the Company and (c) underwritten on a firm or best efforts basis by an institution recognized in the market or markets in which the offering is registered.

“Law” means, as applicable, any and all (i) U.S. and foreign (including, without limitation, France and the United Kingdom) laws, ordinances, regulations, whether federal, provincial, state or local, (ii) codes, standards, rules, requirements and criteria issued under any U.S. or foreign (including, without limitation, France and the United Kingdom) laws, ordinances or regulations, whether federal, provincial, state or local, (iii) Judgments and, for the avoidance of doubt, English Law and French Law.

“Listing Rules” means the rules and regulations made from time to time by the UK Listing Authority for the purposes of Part VI of the FSMA, including without limitation the listing rules, the prospectus rules and the disclosure rules published by the UK Listing Authority.

“LSE” means the London Stock Exchange plc.

“NASD” means the National Association of Securities Dealers, Inc.

“Party” and “Parties” have the meaning set forth in the recitals.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“POS Regulations” means the Public Offers of Securities Regulations 1995 of the United Kingdom, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Prospectus” means, in relation to a US Offer, the prospectus included in any Registration Statement, including any preliminary Prospectus, all amendments and supplements to such prospectus, including post-effective amendments, all related stock exchange listing materials and all other material incorporated by reference in such prospectus, or, in relation to a UK Offer, a prospectus (including any supplementary prospectus) published in accordance with Part VI of the FSMA and the Listing Rules (and if published prior to the implementation of the Prospectus Directive, the POS Regulations) or, in relation to a French Offer, a prospectus consisting of a document de base registered with the AMF and a note d’operation on which the AMF will grant a visa (or any successor format for a French public offering prospectus that may in the future be adopted by the AMF).

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Registrable Securities” means any Series B Common Shares of the Company held by a Person and any securities that may be issued or distributed or be issuable in respect of any Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any particular Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act or declared effective or approved and published, as applicable, under the applicable Law of the relevant jurisdiction and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement and/or Prospectus in each case in accordance with applicable laws, (ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or any other exemption from registration under applicable Law or (iii) such Registrable Securities shall have been otherwise transferred and, if applicable, new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without Registration or qualification under the Securities Act or any similar law then in force or under the applicable Law of the relevant jurisdiction. For purposes of this Agreement, a “class” of Registrable Securities shall mean the class of Class B Shares of the Company and a “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of Class B Shares.

“Registration” means, in the case of a US Offer, registration with the SEC, in the case of a UK Offer, the approval and publication of a Prospectus in accordance with FSMA, in each case with respect to the Company’s securities for offer and sale to the public under a

Registration Statement and, in the case of a French Offer, the publication of a Prospectus in France in accordance with the rules and regulations of the AMF, and the listing of the Registrable Securities on Eurolist by Euronext (or any successor as the principal securities trading market in France). The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.7.

“Registration Statement” means (i) any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement (ii) a Prospectus approved and published under applicable English Law or (iii) a Prospectus approved and published under applicable French Law.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“UK Listing Authority” means the competent authority for the purposes of Part VI of the FSMA.

“UK Offer” means a public offer to persons in the United Kingdom to acquire Registrable Securities that would require the publication of a prospectus under Part VI of the FSMA, or, if prior to the implementation of the Prospectus Directive, the POS Regulations.

“Underwritten Offering” means a Registration in which Registrable Securities of the Company are sold to an underwriter or underwriters for reoffering to the public or in which an underwriter or underwriters commit to acquire such securities if and to the extent they are not acquired by third parties.

“US Offer” means an offer to persons in the United States to acquire Registrable Securities.

1.3.                              General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2. REGISTRATION RIGHTS.

2.1.                              Demand Registrations.

(a)                                  Demand by EDFI. At any time, or from time to time, following the earlier of (i) the 18-month anniversary of the date hereof and (ii) the 6-month anniversary of the date of the closing of the restructuring of the outstanding debt of the Company and of EASA, subject to the limitations set forth in Section 2.1(b) below, and so long as it is a holder of Registrable Securities, EDFI may make a written request to the Company for Registration of all or part of the outstanding shares of Registrable Securities held by EDFI. Any such requested Registration shall hereinafter be referred to as a “Demand Registration.”  A request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be Registered. The Company shall have the right in its sole discretion to determine whether to effect such Registration in either New York, Paris or London and may, in any event, effect such Registration in Argentina as well. The Company shall file as expeditiously as possible a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its best efforts to file and effect the registration under applicable Law. In addition, if such Registration is effected in France, the Company shall request authorization from the French Ministry of Economy and Finance for the offering of its securities to the public in France, in accordance with applicable Law.

(b)                                 Limitation on Demand Registrations. In no event shall the Company be required to effect and complete a Demand Registration pursuant to Section 2.1(a) if, at the time of such request, EDFI is not requesting and subsequently registering at least 10% of the outstanding Capital Stock of the Company.

(c)                                  Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.1(a) (but in no event more than 30 business days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.1(c) shall specify the class and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(d)                                 Delay in Filing; Suspension of Registration. If the filing, initial effectiveness, publication or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure or to utilize financial statements that, in the reasonable opinion of the independent public accountants of the Company, do not comply with requirements of applicable law (“Financial Statement Considerations”), the Company may, upon giving prompt written notice of such action to the Holders, delay the filing, publication or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (A) in the case of an Adverse Disclosure, (i) more than three times during any 24-month period, or (ii) for a period exceeding 60 days on any one occasion and (B) in the case of Financial Statement Considerations, (i) if the Company is not using its best efforts to prepare financial statements for the Company that do comply with requirements of applicable Law, (ii) if, despite such best efforts, the financial statements do not so comply for a period of greater than 90 days, or (iii) more than once with respect to a Demand Registration in each of France, the UK and the United States. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omission necessary to be included therein to make the statements, in light of the circumstances in which they were made, not misleading and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company represents that, as of the date hereof, it has no knowledge of any circumstance that would reasonably be expected to cause it to exercise its rights under this Section 2.1(d). If a Holder is required to suspend the use of a Prospectus pursuant to this Section 2.1(d), the applicable Demand Period shall be extended by the same number of days as the days such use is suspended.

(e)                                  Underwritten Offering. If the Company or EDFI so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If any offering pursuant to a Demand Registration involves an Underwritten Offering, EDFI shall have the right to select the underwriter or underwriters to administer the offering, subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

(f)                                    Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Company), informs the Holders of such Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to EDFI, then the number of Registrable Securities to be included in such Demand Registration shall be determined pro rata among the Holders participating in such registration on the basis of the number of Registrable Securities requested to be included by such Holders.

(g)                                 Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate form of the SEC or other appropriate foreign regulatory authorities, in the case of a French Offer or a UK Offer, (i) as shall be selected by the Company and as shall be reasonably acceptable to EDFI and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended and customary method or methods of disposition specified in such Holders’ requests for such Registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) in respect of a U.S. Offer, the Company proposes to effect Registration by filing a Registration Statement on Form F-3 (or any successor or similar short-form registration statement), (y) such Registration is in connection with an Underwritten Offering and (z) the managing underwriter or underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such Registration shall be effected on such other form.

(h)                                 Maintenance of Effectiveness. For any Demand Registration Statement prepared and filed pursuant to Section 2(a)(i), the Company shall use its best efforts (i) to have such Demand Registration Statement declared effective by the SEC, or other applicable French or English authority, as soon as practicable after the filing of such Demand Registration Statement and (ii) to keep such Demand Registration Statement continuously effective for a period (the “Demand Period”) of at least 120 days following the date on which such Demand Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC, or other applicable French or English authority, a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, any applicable French or English securities Laws, or any rules and regulations thereunder.

(i)                                     Effective Registration Statement; Suspension. Subject to Section 2.1(h) above, a Demand Registration Statement will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC, or other applicable French or English authority, prior to a request by the Holders of a majority of the Registrable Securities included in such registration that such Registration Statement be withdrawn; provided, however, that if, within 20 Business Days after it has been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement is directly interfered with by any stop order of the SEC or similar order of any applicable English or French governmental authority under English Law or French Law, such Registration Statement will be deemed not to have become effective and the related registration will not be deemed to have been effected.

2.2.                              Piggy-back Registrations.

(a)                                  Participation. If the Company at any time proposes to file or publish a Registration Statement under the Securities Act or applicable Argentine, French or English Law, respectively, with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.1 or (ii) a Registration on Form S-4 or S-8 or any similar or successor form to such Forms or a document referred to in Article 4.1(e) or 4.2(f) of the Prospectus Directive (such registration pursuant to clause (ii), a “Company Sale”)), then, as soon as practicable (but in no event less than 45 days prior to the proposed date of filing or publishing, as the case may be, such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities and such notice shall offer the Holders of such Registrable Securities the opportunity, subject to Section 2.2(b), to Register (or, in the case of a French or a UK Offer, to offer Registrable Securities in association with the Company’s own offering) under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Pursuant and subject to Section 2.2(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 21 days after the receipt by such Holder of any such notice; including, if necessary, filing with the SEC, or other relevant French or English authority, a post-effective amendment or a supplement to such Registration Statement or the related Prospectus or any document incorporated therein by reference or filing any other required document or otherwise supplementing or amending such Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, any state securities or blue sky laws, any applicable French or English securities Laws or any rules and regulations thereunder; provided, however, that if at any time after giving written notice of its intention to Register any securities and, in the case of a US Offer, prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate, subject to Section 2.2(b), in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must, and the Company will make such arrangements so that each such Holder may, participate, subject to Section 2.2(b), in such offering on such basis. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(b)                                 Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of such class of Registrable Securities in writing that, in its or their opinion, the number of securities of such class which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration as so determined by the managing underwriter or underwriters (the “Included Securities”) shall be allocated as follows:  (i) first, 50% of the aggregate number of securities that the Company proposes to sell; and (ii) second, pro rata among the remaining 50% of the aggregate number of securities that the Company proposes to sell and the number of shares held by Holders requesting to be included in a Piggy-back Registration.

2.3.                              Holdbacks and Black-out Periods.

(a)                                  Holdbacks and Black-out Periods for Holders. (i)  In the event of a Company Sale of the Company’s equity securities in an Underwritten Offering, the Holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning 7 days before, and ending 120 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

(ii)                                  The Company shall not be obligated to file any Registration Statement pursuant to Section 2.1 during the period (A) commencing with the date on which either (1) the Company previously received a request to file a Registration Statement pursuant to Section 2.1 from EDF:  or (2) the Company, pursuant to Section 2.2, previously or simultaneously notified the Holders of Registrable Securities of its intention to file a Registration Statement (in either case, such Registration Statement being hereinafter referred to as the “Preceding Registration Statement”) and (B) ending with the earliest of (1) if such Preceding Registration Statement has been filed but has not become effective or approved and published in the case of a US Offer, French Offer or UK Offer, respectively, 180 days following the filing of such Preceding Registration Statement, (2) if such Preceding Registration Statement has not been filed, 270 days after notification of intention to file, (3) if such Preceding Registration Statement has become effective or has been approved and published, 180 days after such Preceding Registration Statement has become effective or has been approved and published (subject to any period (which shall not exceed 120 days) after such Preceding Registration Statement becomes effective, which the managing Underwriter has designated as the minimum period during which the Company and the Holders shall not engage in any new registered offerings) and (4) the date of abandonment by the Company of its intention to file such Preceding Registration Statement or the date of withdrawal of the request under Section 2.1 by EDFI.

2.4.                              Registration Procedures.

(a)                                  In connection with the Company’s Registration obligations under Sections 2.1 and 2.2 hereof, the Company will use its best efforts to effect such Registration to permit the sale of such Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof under the Securities Act, or other applicable French or English law, as expeditiously as reasonably practicable, and in connection therewith the Company will:

(i)                                     (A) prepare the required Registration Statement, Prospectus or other applicable required registration and/or listing documents including all exhibits and financial statements required under applicable law to be filed therewith (such documents, collectively “Registration Documents”), and such Registration Documents shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC, or other relevant French or English authority, to be filed therewith and all information reasonably requested by the lead managing Underwriter or sole Underwriter, if applicable, to be included therein, (B) use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2, (C) use its best efforts to not take any action that would cause a Registration Statement to contain a material misstatement or omission necessary to be included therein to make the statements, in light of the circumstances under which they were made, not misleading or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, and (D) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act, any applicable French or English securities Laws, and the rules and regulations thereunder and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Before filing a Registration Statement or publishing a Prospectus or any other applicable registration documents, or any amendments or supplements thereto, furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents filed with an applicable regulatory authority in conformity with the requirements of the Securities Act or any other applicable Law;

(ii)                                  prepare and file with the SEC or prepare and publish in accordance with English Law or French Law, as and if applicable, such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be necessary to keep such Registration effective for the period of time required by this Agreement; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act (or any similar rule then in force), or any applicable French or English securities Laws or the rules and regulations thereunder, and comply with the provisions of the Securities Act with respect to the disposition of ail securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such Registration Statement;

(iii)                               notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and furnish to each Holder of Registrable Securities and to each underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of the relevant documents, including the Prospectus, any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by each Holder of Registrable Securities and each underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has approved and been published, (ii) of any written comments by the SEC, the UK Listing Authority or the AMF or any request by the SEC, the UK Listing Authority or the AMF or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (iii) of the issuance by the SEC, the UK Listing Authority or the AMF of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, any of the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in any material respect and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)                              notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, French Law or English Law and, in any case as promptly as reasonably practicable thereafter, prepare and file with the SEC, the UK Listing Authority or the AMF, as applicable, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v)                                 use its best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi)                              on or prior to the date on which the applicable Registration Statement is declared effective or is published, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state of the United States and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(vii)                           cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(viii)                        use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(ix)                                obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(x)                                   in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xi)                                cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD, the UK Listing Authority or the AMF;

(xii)                             provide and cause to be maintained in the United States, the UK, France or Argentina, as applicable, a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xiii)                          cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xiv)                         make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of each class of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility pursuant to the requirements of applicable Law; and

(xv)                            Within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Holders of Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any, and fairly consider such reasonable changes in any such document prior to the filing thereof as the counsel to the Holders or the underwriter or the underwriters may timely request.

(b)                                 The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)                                  Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(a)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

2.5.                              Underwritten Offerings.

(a)                                  Underwriting Agreements. If requested by the underwriters for any Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, and the underwriters. Such agreement shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities generally to the effect and to the extent of those provided in Section 2.8. The Holders of any Registrable Securities to be included in any Underwritten Offering by such underwriters shall enter into such underwriting agreement at the request of the Company. The Holders of Registrable Securities to be distributed by such Underwriters shall be parties to such Underwriting Agreement and may, at their option, require that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for the benefit of such

Holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. No Holder shall be required in any such underwriting agreement to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any representations required by law.

(b)                                 Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(c)                                  Piggyback by Holders in Underwritten Primary Offerings. If the Company at any time proposes to register any of its securities under the Securities Act or other applicable foreign securities Laws as contemplated by Section 2.2 and such securities are to be distributed by or through one or more Underwriters, then the Holders of Registrable Securities to be distributed by such Underwriters pursuant to Piggyback Rights shall be parties to the Underwriting Agreement between the Company and such Underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by law.

(d)                                 Holdback Agreements. (i)  Each Holder of Registrable Securities agrees, if so required by the managing Underwriter, that it would agree to “Holdbacks” to the extent that (A) such Holdbacks applied to the Company and holders of all other securities of the Company on terms equal to or less favorable than the terms applicable to the holders of Registrable Securities and (B) such Holdbacks were limited to one hundred eighty (180) days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective. For the purpose of this Agreement, to “Holdback” is to refrain from selling, making any short sale of, loaning, granting any option for the purchase of, effecting any public sale or distribution of or otherwise disposing of any securities of the Company, except as part of such underwritten registration, whether or not such holder participates in such registration. Notwithstanding the foregoing sentence, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell during the foregoing period securities in a private sale to the extent permitted pursuant to the Shareholders’ Agreement. Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce such Holdbacks. (ii) The Company agrees (A) if so required by the managing Underwriter, that it would be subject to the same Holdbacks as the holders of Registrable Securities, except pursuant to registrations on Form F-4, S-8, S-14 or S-15 or any successor or similar forms thereto, and (B)

to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree to such Holdbacks.

2.6.                              No Inconsistent Agreements. The Company is not currently a party to any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement.

2.7.                              Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement will be paid by, in the case of a Demand Registration or a Piggy-Back registration, ratably by all Holders (including EDFI and the Company) in proportion to the number of their respective Registrable Securities that are included in such registration including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, the NASD, the UK Listing Authority, the AMF or Euronext Paris (ii) all fees and expenses in connection with compliance with state securities or “Blue Sky” laws, (iii) all translating, printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company, Euroclear, Clearstream or other similar depository institution and of printing prospectuses), (iv) Securities Act or French or English Law liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) all applicable rating agency fees with respect to the Registrable Securities, (vii) all reasonable fees and disbursements of one law firm or other counsel selected by the Holders of a majority of the Registrable Securities being registered and (viii) any reasonable fees and disbursements of underwriters (including transfer taxes, if any, attributable to the site) and (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration; provided that the Company shall pay for all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), which are incident to the preparation of the Registration Statement and related documents.

2.8.                              Indemnification.

(a)                                  Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, its Affiliates and their respective partners, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act or English or French Law) such Persons from and against any and all losses, claims, damages, liabilities, judgments (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act or under the FSMA, under the rules and regulations of the AMF, or under

Argentine Law (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case, made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof and provided further that the Company shall not be liable to any Person who participates as an Underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such Underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final Offering Document, as the same may be then supplemented or amended, within the time required by the Securities Act or other applicable foreign securities Laws to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final Offering Document. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)                                 Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act or English Law) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary :o make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act or English Law) to the same extent as provided above with respect to the indemnification of the Company.

(c)                                  Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.8 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.8, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.8(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.8(a) and 2.8(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.9.                              Rules 144 and 144A. (a)  So long as the Company shall not have filed a Registration Statement pursuant to Section 12 of the Exchange Act or a Registration Statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any holder of Registrable Securities and upon the request of any Person designated by such holder as a prospective purchaser of any Registrable Securities, furnish in writing to such holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than twelve (12) months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company’s most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than twelve (12) months prior to the date of such request, statements of profit and loss and retained earnings for the twelve (12) months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than six (6) months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request.

(b)                                 If the Company shall have filed a Registration Statement pursuant to the requirements of Section 12 of the Exchange Act or a Registration Statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 2.9.

SECTION 3. MISCELLANEOUS.

3.1                                 Obligations of Dolphin under this Agreement. Dolphin hereby agrees, so long as it is, directly or indirectly, a controlling shareholder of the Company, to use commercially reasonable efforts to cause the Company to comply with the Company’s obligations under this Agreement.

3.2.                              Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.                              Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission or by air courier guaranteeing overnight delivery:

(a)                                  if to the Company to:

Edenor S.A.
c/o Dolphin Energia S.A.
Bouchard 547, Fl. 26
C1106ABH Buenos Aires
Argentina
Attention:  Marcelo Mindlin

with copies to:

Errecondo, Salaverri, Delatorre, Gonzalez & Burgio
Bouchard 680
Buenos Aires, Argentina
Facsimile:  (54-11) 5236-4401
Attention:  Diego M. Salaverri, Esq.

and to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York  10006-1470
Facsimile:  (212) 225-3999
Attention:  Richard J. Cooper, Esq.

(b)                                 if to EDFI to:

EDF International S.A:
Direction Generale
20, place de la Defense
TOUR EDF
92050 Paris la Defense
France
Fax number:  00.33.1.56.65.22.31

with copies to:

Estudio Beccar Varela
Cerrito 740 Piso 16 - C1010AAP
Buenos Aires
ARGENTINA
Fax:  (54 - 11) 4379-6860
Attention:  Roberto H. Crouzel, Esq.

and to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017
Fax:  (212) 455-2502
Attention:  David L. Williams, Esq.

Each Holder, by written notice given to the Company in accordance with this Section 3.2 may change the address to which notices, other communications or documents are to be sent to such Holder. All notices, other communications or documents shall be deemed to have been duly given:  (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; and (iii) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.4.                              Successors, Assigns and Transferees. (a)  The rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned (in whole or in part) to the transferees of the Class B shares (if and to the extent permitted by the Shareholders Agreement), provided that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement.

(b)                                 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of Registrable Securities, subject to the provisions contained herein.

3.5                                 Recapitalizations, Exchanges, etc., Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

3.6                                 Governing Law:  Arbitration. (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO 3E PERFORMED WITHIN THE STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

(b)                                 (i)  Any controversy, dispute or question which may at any time in the future arise between the parties, which relates to the correct interpretation of this Agreement or the fulfillment of this Agreement or the rights and obligations of the parties arising out of this Agreement shall be settled exclusively and finally by arbitration. The arbitration shall be conducted and settled by 3 arbitrators in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). Each of EDFI and the Company shall select an arbitrator in accordance with the ICC Rules. The arbitrators so nominated shall then agree within 7 days from the date of their confirmation by the Court of Arbitration of the ICC on a third arbitrator to serve as Chairman. If a Chairman is not selected within such 7-day period, the Chairman shall be appointed by the Court of Arbitration of the International Chamber of Commerce.

(ii)                                  The arbitration proceedings shall be held in New York and shall be conducted in the English language.

(iii)                               Any decision or award of the arbitral tribunal (or the arbitrator) shall be final and binding upon the parties. Judgment for execution of any award rendered by the arbitral tribunal (or the arbitrator) may be entered by any court of competent jurisdiction. To the extent permitted by law, any rights to appeal from or cause review of any such award by any court or tribunal are hereby waived by the parties.

(iv)                              The arbitrator will have the power to issue interim orders and to award fees to the prevailing party and will not be bound by the rules of evidence.

(v)                                 For the purposes of the arbitration procedures contemplated in this section 3.6, Dolphin and the Company agree that, in the case of a proceeding initiated by EDFI naming each of Dolphin and the Company as defendants, Dolphin and the Company shall together submit to a single arbitration procedure, with unified counsel, to resolve the controversy, dispute or question at issue and shall act in a unified manner with respect to the selection of arbitrators for such procedures as set forth in Sections 3.6(i) through (iv) above.

3.7.                              Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8.                              Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.9.                              Amendment; Waiver.

(a)                                  This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, the Holders of a majority of Registrable Securities then outstanding and, so long as it is a Holder, EDFI. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.8(a), whether or not such Registrable Securities shall have been marked accordingly.

(b)                                 The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10.                        Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.10.                        Effectiveness. The provisions of this Agreement shall take effect upon the occurrence of the Closing without further action by or on behalf of any party hereto and, other than this Section 3.10, shall have no force or effect prior to the Closing.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

EDF INTERNATIONAL S.A.

By:
Name:
Title:

DOLPHIN ENERGIA S.A.

By:
Name:
Title:

EDENOR S.A.

By:
Name:
Title: